[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1997 THROUGH OCTOBER 5, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                     Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group (000)   By Group Broker(s)            11/30/97
Avis Rent A Car Inc       09/23/97 146,300  0.23%    $17.00   188,300    19,500  0.97%    Bear Stearns         598,100
Network Solutions Inc     09/26/97 8,500    0.01%    $18.00   29,000     3,300   0.88%    Lewco                0
Petersen Cos Inc          10/01/97 53,500   0.08%    $17.50   3,800      7,000   0.05%    Morgan Stanley       0
Ivex Packing Corp         10/01/97 73,200   0.10%    $16.00   87,500     8,400   1.04%    Merrill Lynch        506,500

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH NOVEMBER 30, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                     Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)            11/30/97
American Disposal Services10/22/97 62,500   0.00%    $30.50   75,000     6,000   1.25%    Oppenheimer & Co Inc 403,900
Drill-Quip Inc            10/22/97 48,300   0.00%    $24.00   3,600      5,000   0.07%    Morgan Stanley       0
Metromedia Fiber Network I10/28/97 54,300   0.00%    $16.00   101,700    7,092   1.43%    Salomon Bros.        0
Trimeris Inc              10/07/97 126,000  0.00%    $12.00   150,000    2,075   7.23%    UBS Securities Inc   0
IRI Intl Corp             11/13/97 108,100  0.00%    $18.00   131,300    12,000  1.09%    Lehman Bros.         108,100
Meadowcraft Inc           11/25/97 140,900  0.00%    $13.00   168,000    3,125   5.38%    Edwards A G & Sons   140,900
Rayovac Corp              11/20/97 293,400  0.00%    $14.00   350,000    6,700   5.22%    Merrill Lynch        167,400

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1997 THROUGH FEBRUARY 28, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                     Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)            02/28/98
Princeton Video Image Inc.12/16/97 253,200  0.00%    $7.00    299,400    4,000   7.49%    Allen & Company      253,200
United Rentals Inc.       12/18/97 211,000  0.00%    $13.50   249,500    7,000   3.56%    Merrill Lynch        348,100
Royal Olympic Cruise Lines02/04/98 132,000  0.00%    $15.00   154,400    6,100   2.53%    Lazard Freres        0
Associate Materials Inc   02/26/98 458,500  0.00%    $16.00   527,700    2,129   24.79%   Smith Barney         458,500

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MAY 31, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                     Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)            05/31/98
PC Connection Inc.        03/03/98 1,700    0.00%    $17.50   4,800      3,125   0.15%    Blair William        0
Waddell & Reed Financial  03/04/98 102,200  0.00%    $23.00   117,400    21,700  0.54%    Morgan Stanley       0
Exodus Communications Inc 03/18/98 23,100   0.00%    $15.00   60,600     4,500   1.35%    Goldman Sachs        0
ISS Group Inc.            03/23/98 15,600   0.00%    $22.00   41,700     3,000   1.39%    Goldman Sachs        180,300
Trans World Entertainment 04/27/98 525,000  0.00%    $26.25   571,200    3,500   16.32%   Goldman Sachs        525,000
Bally Total Fitness Corp  05/07/98 54,200   0.00%    $31.38   66,900     2,800   2.39%    Merrill Lynch        654,100
Dynamex Inc               05/14/98 185,500  0.00%    $12.88   201,700    2,817   7.16%    Lewco Secs           276,700

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1998 THROUGH AUGUST 31, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                     Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)            08/31/98
Reinsurance Group of Ameri06/05/98 210,300  0.00%    $47.00   227,900    4,300   5.30%    Edward AG & Sons     168,800
Teekay Shipping Corp      06/10/98 74,600   0.00%    $25.94   1,585,200  7,000   22.65%   Goldman Sachs        818,300
Broadcast.Com             07/16/98 9,900    0.00%    $18.00   27,300     2,500   1.09%    Morgan Stanley       0
Tweeter Home Entertainment07/16/98 39,900   0.00%    $17.00   49,200     2,710   1.82%    BT Alex Brown        0
Geocities                 08/10/98 15,400   0.00%    $17.00   45,000     4,750   0.95%    Goldman Sachs        0
Entrust Technologies Inc  08/17/98 11,000   0.00%    $16.00   29,100     7,770   0.37%    Goldman Sachs        0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1998 THROUGH SEPTEMBER 30, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                     Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)            09/30/98
EBAY Inc                  09/23/98 16,900   0.00%    $18.00   50,700     3,500   1.45%    Goldman Sachs        0

(1) Purchase may not exceed 3% of Fund's Total Assets.
(2) Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.
* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
(3) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.